Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350 and
Rule 13a-14(b) of the Securities Exchange Act of 1934
The Undersigned hereby certifies that to his knowledge the annual report on Form 10-K of Federal-Mogul Holdings LLC (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
Date: February 22, 2017

By:	/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Co-Chief Executive Officer, Federal-Mogul Holdings LLC
Chief Executive Officer, Motorparts Division

By:	/s/ Rainer Jueckstock
Rainer Jueckstock
Co-Chief Executive Officer, Federal-Mogul Holdings LLC
Chief Executive Officer, Powertrain Division

By:	/s/ Jérôme Rouquet
Jérôme Rouquet
Senior Vice President and
Chief Financial Officer